Exhibit O
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the shares of Class A Common Stock for the account of Buzzard Midstream LLC in the open market through a broker since the filing of Amendment No. 15 on August 19, 2026.

Title of Security	Date of Transaction	Nature of Transaction	Quantity	Price
Class A Common Stock	08/20/2026	Sell	3,107	$55.0704(1)
Class A Common Stock	08/21/2026	Sell	6,963	$55.1654(2)
Class A Common Stock	08/26/2026	Sell	76,260	$55.2753(3)
Class A Common Stock	09/01/2026	Sell	45,428	$55.0615(4)
Class A Common Stock	09/08/2026	Sell	58,383	$55.1434(5)
Class A Common Stock	09/09/2026	Sell	4,585	$55.1939(6)
Class A Common Stock	09/10/2026	Sell	4,886	$55.209(7)
Class A Common Stock	09/10/2026	Sell	954	$56.2952(8)
Class A Common Stock	09/14/2026	Sell	1,025	$55.1505(9)
Class A Common Stock	09/15/2026	Sell	4,686	$55.109(10)
Class A Common Stock	09/16/2026	Sell	8,772	$55.0617(11)
Class A Common Stock	09/17/2026	Sell	108,977	$53.8362(12)
Class A Common Stock	09/18/2026	Sell	96,262	$54.0565(13)
Class A Common Stock	09/18/2026	Sell	38,822	$54.7211(14)
Class A Common Stock	09/21/2026	Sell	21,511	$53.5857(15)

(1) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.3738, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $55.01 to $55.50, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.77, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.81, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.49, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(6) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.745, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(7) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.7144, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(8) This transaction was executed in multiple trades at prices ranging from $56.15 to $56.45, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(9) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.3761, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(10) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.2453, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(11) This transaction was executed in multiple trades at prices ranging from $55.00 to $55.20, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(12) This transaction was executed in multiple trades at prices ranging from $53.5962 to $54.4072, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(13) This transaction was executed in multiple trades at prices ranging from $53.50 to $54.4995, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(14) This transaction was executed in multiple trades at prices ranging from $54.50 to $55.11, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.

(15) This transaction was executed in multiple trades at prices ranging from $53.50 to $53.69, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth herein.